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                                                                     EXHIBIT 4.3

                               MICRUS CORPORATION

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

      THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT is made as of February 21, 2005 (this "Agreement") by and among Micrus Corporation, a Delaware corporation (the "Company"), J. Todd Derbin ("Derbin"), Joseph A. Horton M.D. ("Horton", and together with Derbin, the "Founders") and the individuals and entities listed on the signature pages of this Agreement (collectively, the "Investors", and together with the Founders and the permitted assignees of the Founders and Investors, the "Stockholders") and amends and restates in its entirety the Amended and Restated Stockholders Agreement dated June 10, 2003 (the "Previous Stockholders' Agreement").

                                   BACKGROUND

      Each of the Stockholders owns shares of Common Stock and/or Preferred Stock (together with any other shares of capital stock of the Company now owned or hereafter acquired by the Stockholders and their successors or assigns from any Person by any means, including without limitation, any acquisition by gift, purchase, dividend, conversion, stock split, recapitalization or otherwise, collectively, the "Shares") and/or warrants to purchase Shares (the "Warrants"). It is deemed to be in the best interest of the Company and the Stockholders that provision be made for the continuity and stability of the business and policies of the Company and, to that end, the Company and the Stockholders hereby set forth their agreement with respect to the Shares.

      NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

      A. Amendment of Previous Stockholders' Agreement; Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the holders of (a) at least sixty-six and 67/100 percent (66.67%) of the shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof) held by all Stockholders, and (b) the Stockholders holding a majority of the shares of Common Stock (other than those shares specified in subparagraph
(a) immediately above, and upon closing of the transactions contemplated by that certain Series E Preferred Stock and Warrant Purchase Agreement dated on or about the date hereof (the "Purchase Agreement"), the Previous Stockholders' Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Stockholders hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Stockholders with respect to registration rights of the Company's securities and certain other rights, as set forth herein. THE STOCKHOLDERS THAT ARE MAJOR INVESTORS (AS THAT TERM IS DEFINED IN THE PREVIOUS STOCKHOLDERS' AGREEMENT) HEREBY WAIVE THE RIGHT OF FIRST OFFER, INCLUDING THE NOTICE REQUIREMENTS, SET FORTH IN THE PREVIOUS STOCKHOLDERS' AGREEMENT WITH RESPECT TO THE ISSUANCE OF

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SERIES E PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK ISSUED PURSUANT
TO THE PURCHASER AGREEMENT.

      1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

            "Affiliate" of any Person shall mean any Person (i) directly or indirectly controlling, controlled by or under common control with such Person or (ii) each of such Person's officers, director, joint venturers, members or partners.

            "Closing" shall mean the first closing of the transactions contemplated under the Purchase Agreement.

            "Closing Date" shall mean the date on which the Closing under the Purchase Agreement occurs.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall mean (a) the Company's Class A Common Stock, par value $0.01 per share, as authorized on the date of this Agreement, (b) the Company's Class B Common Stock, par value $0.01 per share, as authorized on the date of this Agreement, (c) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under the Restated Certificate of Incorporation (as the same may be further amended from time to time after the Closing), and (d) any other securities into which or for which any of the securities described in clause (a), (b) or (c) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            "Company Notice" shall have the meaning set forth in Section 3(b) hereof.

            "Designated Offering" shall have the meaning set forth in the Restated Certificate of Incorporation.

            "Equity Securities" shall have the meaning set forth in Section 2(a) hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Exchange Act Registration Statement" shall mean a registration statement filed pursuant to the Exchange Act, relating to any class of equity securities of the Company.

            "Excluded Form" shall mean a registration statement filed pursuant to the Securities Act on Form S-8, S-4 or any similar or successor forms.

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            "Excluded Securities" shall mean those securities described in
Section 2(f) hereof.

            "Founders Notice" shall have the meaning set forth in Section 3(c) hereof.

            "Form S-3" shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

            "Holder" shall mean any holder of Preferred Stock, Warrants or Class B Common Stock owning of record Registrable Securities that have not been sold to the public and, for purposes of this Agreement, a record holder of shares of Preferred Stock, Warrants or Class B Common Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, however, that the Company shall in no event be obligated to register the Preferred Stock, Warrants or Class B Common Stock, and that Holders of Registrable Securities shall not be required to convert their shares of Preferred Stock or Class B Common Stock into Class A Common Stock or exercise any Warrants in order to exercise the registration rights granted under Section 4 hereof, until immediately before the closing of the offering to which the registration relates.

            "Investor Oversubscription Rights" shall have the meaning set forth in Section 2(b) hereof.

            "Major Investors" shall have the meaning set forth in Section 2 hereof.

            "Notice of Acceptance" shall have the meaning set forth in Section 2(c) hereof.

            "Offer" shall have the meaning set forth in Section 2(a) hereof.

            "Oversubscribing Investor" shall have the meaning set forth in
Section 2(b) hereof.

            "Permitted Transfer" and "Permitted Transferee" shall have the meanings set forth in Section 3(d) hereof.

            "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

            "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, and the Series E Preferred Stock.

            "Purchase Agreement" shall mean the Micrus Corporation Series E Preferred Stock and Warrant Purchase Agreement dated on or about the date hereof, between the Company and certain Investors, as the same may be amended from time to time.

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            "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            "Registrable Securities" shall mean: (a) all the shares of Class A Common Stock of the Company issued or issuable upon the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series E Preferred Stock and Class B Common Stock that are now owned or may hereafter be acquired by any Holder or its permitted successors and assigns,
(b) all the shares of Class A Common Stock of the Company issued or issuable upon the exercise of the Warrants, and (c) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of all such shares of Common Stock described in clause (a) of this definition; excluding in all cases, however, (i) any Registrable Securities sold pursuant to registration under the Securities Act or (ii) any Registrable Securities sold, subsequent to the Company's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

            "Registrable Securities then outstanding" shall mean the number of shares of Registrable Securities that are then issued and outstanding or are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or other convertible securities.

            "Remaining Securities" shall have the meaning set forth in Section 2(d) hereof.

            "Restated Certificate of Incorporation" shall mean the Company's Eleventh Amended and Restated Certificate of Incorporation setting forth the designations, rights, preferences and privileges and qualifications, limitations and restrictions of Common Stock and Preferred Stock, filed in the Office of the Secretary of State of Delaware.

            "Sale Shares" shall have the meaning set forth in Section 3(a) hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Series A Preferred Stock" shall mean the Company's authorized shares of Series A Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series B Preferred Stock" shall mean the Company's authorized shares of Series B Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

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            "Series C Preferred Stock" shall mean the Company's authorized shares of Series C Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series D Preferred Stock" shall mean the Company's authorized shares of Series D Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series D-1 Preferred Stock" shall mean the Company's authorized shares of Series D-1 Non-Voting Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series D-2 Preferred Stock" shall mean the Company's authorized shares of Series D-2 Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series D-3 Preferred Stock" shall mean the Company's authorized shares of Series D-3 Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Series E Preferred Stock" shall mean the Company's authorized shares of Series E Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation.

            "Shares Transfer" shall have the meaning set forth in Section 3(a) hereof.

            "Transfer" shall mean any sale, assignment, transfer, disposition, donation, pledge, bequest, hypothecation, gift, conveyance, encumbrance or any other disposition or transfer of a Share or any interest or rights (legal or equitable) therein by any means whatsoever, whether direct or indirect, absolute or conditional, voluntary or involuntary, by operation of law (including without limitation, by operation of the laws of descent and distribution) or otherwise.

            "Transferring Stockholder" shall have the meaning set forth in
Section 3(a) hereof.

            "TS Notice" shall have the meaning set forth in Section 3(a) hereof.

            "Violation" shall have the meaning set forth in Section 4(h)(i) hereof.

      2. Right of First Offer. Each Investor who continues, directly or through one or more Affiliates, to hold either (i) ten (10%) percent or more of any series (other than Series E Preferred

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Stock) of the issued and outstanding shares of Preferred Stock; or (ii) at least
200,000 shares of Series E Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (each such Investor, a "Major Investor") shall be entitled to the following right of first offer:

            (a) Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, the "Equity Securities"), unless in each case the Company shall have first offered to sell to each Major Investor their pro rata share of the Equity Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Major Investors (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date the Offer is received by the Major Investors.

            (b) Each Major Investor shall have the right to purchase up to their pro rata share of the Equity Securities. As used in this Section 2, a Major Investor's "pro rata share" shall be that amount of the Equity Securities which would result in the Major Investor's owning the same percentage of the Company's issued and outstanding Common Stock after the issuance of Equity Securities as the Major Investor owned immediately prior to the issuance (assuming in each case the issuance of all shares issuable upon the conversion of the shares of Preferred Stock, if any, held by the Investors and upon conversion of the Equity Securities). However, each Major Investor may, in his notice, subscribe for any number of the Equity Securities being offered by the Company. Any Equity Securities which are not purchased by a Major Investor may be purchased by the other Major Investors ("Oversubscribing Investors") who indicated the desire to purchase more (specifying the number of shares) than their pro rata share of the remaining Equity Securities in their respective notices of exercise ("Investor Oversubscription Rights"). If not enough remaining Equity Securities are offered for sale to satisfy all properly exercised Investor Oversubscription Rights, the remaining Equity Securities shall be sold to and purchased by Major Investors exercising Investor Oversubscription Rights pro rata. For the purpose of Investor Oversubscription Rights each Oversubscribing Investor's pro rata portion will be equal to the total number of shares of Common Stock held by such Oversubscribing Investor (assuming in each case the issuance of all shares issuable upon the conversion of the shares of Preferred Stock held by the Investors) as a percentage of the total number of shares of Common Stock held by all Oversubscribing Investors.

            (c) Notice of a Major Investor's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by the Major Investor and delivered to the Company at or prior to the end of the 30-day period commencing with the date the Offer is received by the Major Investor (or, if later, within 10 days after the giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities as the Major Investor elects to purchase (the "Notice of Acceptance").

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            (d) The Company shall have 90 days from the expiration of the foregoing 30-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by the Major Investors (the "Remaining Securities") to any other Person or Persons, but only upon terms and conditions which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to Company than those set forth in the Offer. Upon the closing of the sale to such other Person or Persons of all the Remaining Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, if a Major Investor has timely submitted a Notice of Acceptance, he shall purchase from the Company, and the Company shall sell to the Major Investor, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Company by the Major Investor, at the terms specified in the Offer.

            (e) In each case, any Equity Securities not purchased by a Major Investor or by a Person or Persons in accordance with Section 2(d) may not be sold or otherwise disposed of until they are again offered to the Major Investors under the procedures specified in Sections 2(a), (b), (c) and (d) hereof.

            (f) The rights of the Major Investors under this Section 2 shall not apply to the following securities (the "Excluded Securities"):

                  (i) Common Stock or options to purchase shares of Common Stock, issued to officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company;

                  (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock;

                  (iii) Common Stock issued upon conversion of any shares of Preferred Stock or Class B Common Stock;

                  (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (v) Common Stock issued in connection with a public offering;

                  (vi) Series E Preferred Stock and warrants to purchase Common Stock issued pursuant to the Purchase Agreement; and

                  (vii) Common Stock issued upon the exercise of any warrants outstanding as of the date hereof or issued in connection with the sale of Series E Preferred Stock.

            (g) Notwithstanding the foregoing provisions of this Section 2, the rights of the Major Investors and the obligations of the Company under this
Section 2 shall terminate: (i) as to all Major Investors, upon the consummation of a Designated Offering; and (ii) as to a particular Major Investor, when such Investor ceases, directly or through one or more Affiliates, to satisfy the definition of Major Investor set forth above.

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            3. Right of First Refusal. The Founders shall be entitled to the following right of first refusal:

            (a) Transfer of Shares. An Investor shall not transfer (each, a "Transferring Stockholder") any or all of the Shares or any right or interest therein then owned by him (each, a "Shares Transfer") except by a transfer that meets the requirements of this Section 3 and of this Agreement generally. If a Transferring Stockholder proposes to effect a Shares Transfer, whether voluntarily or involuntarily, then at least ninety (90) days prior to any Shares Transfer, other than a Permitted Transfer, such Transferring Stockholder shall give notice (the "TS Notice") to the Company and the Founders of his intention to effect the Shares Transfer. The TS Notice shall set forth (i) the number, class and series of shares to be sold by the Transferring Stockholder (the "Sale Shares"), (ii) the date or proposed date of the Shares Transfer and the name and address of the proposed transferee, (iii) the principal terms of the Shares Transfer, including the cash or other property or consideration to be received upon such Shares Transfer, and (iv) the percentage which the number of Sale Shares constitutes with respect to the aggregate number of Shares then held by the Transferring Stockholder. In the case of a proposed transfer by way of gift or if the nature of the transfer is such that no readily determinable consideration is to be paid for the transfer of the Sale Shares, then a bona fide transfer price for purposes of this Section 3(a) shall be determined by the Board of Directors of the Company promptly upon the Company's receipt of, and as of the date of, the TS Notice.

            (b) Company's Option. The Company shall have the option, but not the obligation, to purchase any or all of the Sale Shares on the same terms as specified in the TS Notice. Within thirty (30) days after the receipt of the TS Notice, the Company shall give written notice to the Transferring Stockholder and the Founders (the "Company Notice") stating whether or not it elects to exercise its option to purchase, the number of Sales Shares, if any, it elects to purchase, and a date and time for consummation of the purchase not more than ninety (90) days after the receipt of the Company Notice by the Transferring Stockholder. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option. The Transferring Stockholder shall not be entitled to vote, either as a stockholder or a director (if applicable), in connection with the decision of the Company whether to exercise its option to purchase the Sale Shares, provided, that, if his vote is required for valid corporate action, then he shall vote in accordance with the decision of the majority of the other directors or stockholders, as the case may be.

            (c) Founders' Option. If the Company fails to exercise its right to purchase under subparagraph (b) hereof, or exercises its right to purchase for less than all of the Sale Shares, then the Founders shall each have the option, but not the obligation, to purchase up to their pro rata share of any or all of the remaining Sale Shares on the same terms as specified in the TS Notice. Each Founder's pro rata portion of the remaining Sale Shares will be equal to the total number of shares of Common Stock held by such Founder as a percentage of the total number of shares of Common Stock held by both Founders. Not later than thirty (30) days after the Founders receive the Company Notice, each Founder shall give written notice to the Transferring Stockholder and the Company (the "Founders Notice") stating whether or not they elect to exercise their option to purchase, the number of the remaining Sales Shares, if any, they elect to purchase, and a date and time for consummation

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of the purchase not more than sixty (60) days after the receipt of the Founders
Notice by the Transferring Stockholder. Failure by a Founder to give such notice within such time period shall be deemed an election by him not to exercise his option. If a Founder elects not to purchase all of his pro rata share of the remaining Sale Shares, then the other Founder shall have the right to purchase any or all such remaining Sale Shares. If the Company and the Founders exercise their respective rights to purchase less than all the Sale Shares, then the Transferring Stockholder shall thereafter be free to transfer the remaining Sale Shares on the terms provided in the Notice (subject to the provisions of Section
4); provided, however, that the Sale Shares shall continue to be subject to the terms of this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.

            (d) Definitions. For purposes of this Agreement, the term "Permitted Transfer" shall mean a Shares Transfer to an Affiliate, spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit in the case of a Transferring Stockholder that is an individual (each recipient being a "Permitted Transferee"); provided, however, that prior to such Shares Transfer, such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement and shall thereafter be a "Stockholder" hereunder.

            (e) Application of Provisions. In each case, any Sale Shares not purchased by the proposed transferee in accordance with Section 3(c) hereof may not be sold or otherwise disposed of until they are again offered to the Company and the Founders under the procedures specified in Sections 3(a), (b) and (c) hereof.

            (f) Transfers Void. Any attempted transfer in violation of the terms of this Section 3 shall be ineffective to vest in any transferee any interest held by the Transferring Stockholder in the Shares. Without limiting the foregoing, any purported Shares Transfer in violation hereof shall be ineffective as against the Company and the Founders, and the Company and the Founders shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 3 terminate, to purchase the shares purported to be transferred by the Transferring Stockholders for a price and on terms the same as those at which the purported Shares Transfer was effected.

            (g) Termination of Restrictions. The restrictions in this Section 3 shall terminate upon the consummation of a Designated Offering.

            4. Transfer of Securities; Registration Rights.

            (a) Restriction on Transfer. The Shares shall not be transferable except upon the conditions specified in this Section 4, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer thereof.

            (b) Restrictive Legend. Each certificate for the Shares and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise

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permitted by the provisions of Section 4(c)) be stamped or otherwise imprinted with the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, AMONG MICRUS CORPORATION AND CERTAIN OTHER SIGNATORIES THERETO (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, MICRUS CORPORATION HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MICRUS CORPORATION."

            In addition, certificate(s) for the Shares may bear other legends as may be required by applicable State securities laws or by Regulation S under the Securities Act of 1933, as amended.

            (c) Notice of Transfer. The holder of any Shares, by acceptance thereof agrees, prior to any transfer thereof, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 4(c) and the other applicable provisions of this Agreement. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (i) the written opinion, addressed to the Company, of counsel for the holder of such Shares, as to whether in the opinion of such counsel (which counsel shall be reasonably satisfactory to counsel to the Company) such proposed transfer involves a transaction requiring registration of such shares under the Securities Act, and (ii) in the case of Registrable Securities, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the Holder of Registrable Securities, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Registrable Securities pursuant to the terms and conditions of Sections 4(d) or 4(e), as the case may be; provided, however, that no such opinion shall be required in the case of a transfer by any Holder of Registrable Securities (A) which is a (1) partnership to a partner of such Holder, or a retired partner of such Holder who retires after the date hereof, or the estate of any such partner or retired partner, or (2) Person to any Affiliate of such Person, including without limitation, any officer, director or stockholder of such corporation, and the transferee agrees in writing to be

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subject to the terms of this Section 4 to the same extent as if such transferee were originally a signatory to this Agreement or (B) in connection with a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto). If in such opinion of counsel the proposed transfer may be effected without registration under the Securities Act, the holder shall thereupon be entitled to transfer the Shares in accordance with the terms of the notice delivered by it to the Company, subject to the other requirements of this Agreement. Each certificate or other instrument evidencing the securities issued upon the transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 4(b) unless (x) in such opinion of counsel registration of future transfer is not required by the applicable provisions of the Securities Act or
(y) the Company shall have waived the requirement of such legend; provided, however, that such legend shall not be required (1) on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto) or (2) on any certificate or other instrument which is immediately resalable (whether or not such resale is proposed) under Rule 144(k) or successor thereto.

            (d) Piggyback Registrations.

                  (i) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on an Excluded Form or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to subsequent offerings of its securities, all upon the terms and conditions set forth herein.

                  (ii) If the registration statement under which the Company gives notice under this Section 4(d) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include their Registrable Securities in a registration pursuant to this Section 4(d) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in such customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in said underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five
(5) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (iii) All registration expenses incurred in connection with a registration pursuant to this Section 4(d) (other than underwriters' discounts and commissions which shall be borne proportionately by Holders participating in a registration pursuant to this Section 4(d)) shall be borne by the Company, including the reasonable fees and expenses of a single special counsel for the holders of the Series E Preferred Stock (which shall be borne by the Company).

            (e) Form S-3 Registration. In case the Company receives from the Holders of at least fifty percent (50%) of the Registrable Securities held by all Holders, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or part of the Registrable Securities owned by such Holders, then the Company shall:

                  (i) Promptly give written notice of the proposed registration and the Holders' request therefor, and any related qualification or compliance, to all Holders of Registrable Securities; and

                  (ii) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4(e): (A) if Form S-3 is not available for such offering by the Holders; (B) if the Holders propose to sell Registrable Securities at an aggregate gross offering price to the public of less than $1,000,000.00; (C) if the Company has, within the six
(6) -month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 4(e); (D) if the Company furnished to the holders of Registerable Securities a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration statement to be filed at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the holders of Registerable Securities under this Section 4(e); or (E) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (iii) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities to be registered pursuant to this Section 4(e) as soon as practicable after receipt of the request or requests of the Holders for such registration. All registration expenses incurred in connection with a registration pursuant to this Section 4(e) (other than underwriters' discounts and commissions which shall be borne proportionately by Holders participating in a registration pursuant to this
Section 4(e)) shall be borne by the Company, including the reasonable fees and expenses of a single special counsel for the holders of the Series E Preferred Stock (which shall be borne by the Company).

            (f) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible, in accordance with the intended method of disposition thereof:

                  (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective.

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep such registration statement effective, in the case of a firm commitment underwriting, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180) days after the effective date thereof; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration at the request of an underwriter of the Common Stock or if the Company has provided the notice described in subparagraph (vii) below.

                  (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) Use its best efforts to list the securities covered by such registration statement with any securities exchange, if any, on which the Common Stock of the Company is then listed.

                  (vi) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (vii) Notify each Holder of Registrable Securities and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4(d) and 4(e) that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (h) Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 4(d) or 4(e):

                  (i) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (singly or collectively, a "Violation"):

                        (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

                        (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                        (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company shall reimburse each such Holder, or a partner, officer or director, underwriter or controlling Person of such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4(h) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or a partner, officer, director, underwriter or controlling Person of such Holder.

                  (ii) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Holder, or a partner, director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4(h) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4(h) exceed the net proceeds from the offering received by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this Section 4(h) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(h), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4(h).

                  (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 4(h) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4(h) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 4(h), then, and in each such case, the Company or such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under such registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (v) The obligations of the Company and Holders under this
Section 4(h) shall survive the completion of any offering of Registrable Securities in a registration statement, and the termination of this Agreement.

            (i) "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock of the Company, sell or otherwise transfer or dispose of any Registrable Securities (other than Registrable Securities being registered in such offering) for up to that period of time following the effective-date of a registration statement of the Company filed under the Securities Act as is requested by the managing underwriter(s) of such offering, not to exceed 180 days; provided, however, that all officers, directors and five percent (5%) or greater stockholders of the Company then holding Common Stock of the Company shall enter into similar agreements.

      In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the then remaining Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

            (j) Limitation on Subsequent Registration Rights. The Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to the registration of shares of the Company's capital stock on more favorable terms than those granted to holders of Preferred Stock, without the consent of at least a majority of the holders of the then outstanding Preferred Stock, voting on an as-if converted basis.

            (k) Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 4 after the earlier of (i) seven (7) years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the

Securities Act is available for the sale of all of such Holder's shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 5.

      5. Duration of Agreement. Except for those provisions that, by their terms, terminate sooner, all rights and obligations of each Stockholder and the Company under this Agreement shall terminate, and have no further force and effect, upon the earlier of (a) the transfer in accordance with this Agreement of all Shares held by such Stockholder, (b) upon written consent of (i) the Stockholders holding at least sixty-six and 67/100 percent (66.67%) of the shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof) held by all Stockholders; and (ii) the Stockholders holding a majority of the shares of Common Stock (other than those shares specified in subparagraph
(i) above), or (c) the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company's Restated Certificate of Incorporation, as such Restated Certificate of Incorporation may be amended from time to time.

      6. Board of Directors. The Company shall provide that its Board of Directors will be composed of seven (7) members and the Investors listed on
Schedule II of this Agreement shall have the right to nominate three (3) European members as set forth in this Agreement; provided, however, that these three members will have the qualifications set forth below and be reasonably acceptable to the Company:

            (a) Two members will have senior management experience with major multinational medical device companies or their equivalent; and

            (b) One member will have significant financial and banking experience (which may include service as a chief financial officer of a public company), with respect to effecting a public offering of the Company on a major exchange.

            (c) If an Investor listed on Schedule II to this Agreement is not represented on the Company's Board of Directors by the directors appointed pursuant to this Section 6, the Company shall invite a representative of such Investor at such Investor's expense to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative timely copies of all notices, minutes, consents and other material that it provides to its directors.

            (d) The provisions of this Section 6 shall terminate upon the earlier of the consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Common Stock.

      7. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to conflict of laws provisions.

      8. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs; provided, that, except as otherwise specifically permitted pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the Company. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      9. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or, if to an international address, by nationally recognized express courier, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

            (a)   If to the Company:

                  Micrus Corporation
                  Attention: Chief Financial Officer
                  610 Palomar Avenue
                  Sunnyvale, CA 94085

                  with a copy to:

                  Heller Ehrman Venture Law Group
                  Attn:  Glen R. Van Ligten
                  2775 Sand Hill Road
                  Menlo Park, CA  94070

            (b)   If to J. Todd Derbin:

            (c)   If to Joseph A. Horton, M.D.:

                  80 Rutledge Avenue
                  Charleston, SC 29401-1725

                  If to the Investors, to the names and addresses set forth on
Schedule I, or to such address subsequently provided by an Investor to the Company.

      All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery and
(b) in the case of mailing, on the third day after the posting thereof.

      10. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of (a) the Company, (b) the Stockholders holding at least sixty-six and 67/100 percent (66.67%) of the shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof) held by all Stockholders, and (c) the Stockholders holding a majority of the shares of Common Stock (other than those shares specified in subparagraph
(b) of this Section 10) held by all Stockholders; provided however, that, any modifications or amendments resulting from the addition of holders of a new series or sub-series of preferred stock of this Company as parties to this Agreement in connection with the sale and issuance of such new series or sub-series of preferred stock by the Company shall not require the consent of any Stockholders under this Agreement unless the holders of such new series or sub-series of stock of this Company are granted, upon such modification or amendment of this Agreement, terms or rights in preference or in addition to the terms or rights held by the then-existing Stockholders. Upon approval of modifications or amendments by the requisite percentages of the Stockholders hereunder, the Company shall not be required to independently give its consent.

      11. Captions. The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

      12. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of names and pronouns shall include the plural and vice-versa.

      13. Merger Provision; Termination of Previous Stockholders' Agreement. This Agreement (as the same may be amended from time to time) and the Purchase Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements therewith, including without limitation, the Previous Stockholders' Agreement, which is hereby terminated and no longer of any force or effect.

      14. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

      15. Covenants of the Company. The Company hereby covenants as set forth in the following subsections with each Investor as follows:

            (a) Books and Records. The Company shall keep and maintain adequate and proper books and records of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all applicable laws, rules and regulations, reflecting all financial and other transactions of the Company normally or customarily included in books and records of account of companies engaged in the same or similar businesses and activities as the Company.

            (b) Financial and Business Information. The Company shall furnish to each Major Investor:

                  (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related audited statements of income, stockholders' equity, and changes in financial condition for such fiscal year, all prepared in reasonable detail, and certified by independent certified public accountants of recognized national standing as presenting fairly the financial position of the Company and approved by the Board of Directors of the Company, including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year;

                  (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company (other than the last quarter of each fiscal year) a copy of the unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of income, stockholders' equity, and changes in financial condition of the Company for the periods commencing at the end of the previous quarter and ending at the end of such quarter and commencing at the beginning of the fiscal year and ending at the end of such quarter, in each case including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year;

                  (iii) as soon as available and in any event within 30 days prior to the commencement of each fiscal year of the Company, an annual budget and operating plan for the Company; and

                  (iv) copies of all additional information and reports provided to the holders of any class of the Company's securities.

            (c) Inspection. The Company shall permit each Major Investor at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 15 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

            (e) Termination. The provisions of this Section 15 shall terminate upon the earlier of the consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all of the outstanding shares of Preferred Stock are converted into shares of Common Stock or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act.

                            [SIGNATURE PAGES FOLLOW]

      The parties hereto have executed this Micrus Corporation Amended and Restated Stockholders' Agreement as of the date first written above.

                                           THE CORPORATION:

                                           MICRUS CORPORATION

                                           /s/ Robert A. Stern
                                           -------------------------------------
                                           Signature

                                           Robert A. Stern,
                                           Executive Vice President
                                           -------------------------------------
                                           Print Name and Title of Signatory

                                           FOUNDERS:

                                           _____________________________________
                                           J. Todd Derbin

                                           _____________________________________
                                           Joseph A. Horton, M.D.

      The parties hereto have executed this Micrus Corporation Amended and Restated Stockholders' Agreement as of the date first written above.

                                  INVESTOR:

                                  _____________________________________
                                  Signature

                                  _____________________________________
                                  Print Name of Investor

                                  _____________________________________
                                  Print name and title of signatory (if entity)

                                   SCHEDULE 1

                                    INVESTORS

            Investors                                Addresses

Adjuvant Foundation (f.k.a. Irving        c/o Patricia Lanigan - Fund
Harris Foundation B)                      Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Gary and Debra Anderson (JTWROS)          1750 Camino Manadero
                                          Santa Barbara, CA 93111

Aventic AG                                c/o Mr. Markus Oswald
                                          Giesshubelstraussa 4
                                          Zurich, Postfach, 8027
                                          Switzerland

Barbara Azar and Paul Azar                516 Landry Street
                                          Lafayette, LA 70506-4626

Andrew Bazos                              188 Northrop Street
                                          Bridgewater, CT 06752-1608

Stephen C. Berens M.D. and Roberta J.     16384 Tudor Drive
Berens                                    Encino, CA 94136-4165

Thomas V. Bertuccini, M.D.                216 Kings Rd.
                                          Lafayette, LA 70506

Franklin D. Brown                         10173 E. Horizon Drive
                                          Scottsdale, AZ 85262

Maurice Buchbinder                        Attn: Sharp Memorial Hospital
                                          9834 Genesee Ave., #310
                                          La Jolla, CA 92037

Pete E. Campanella                        11 Blades Run Drive
                                          Shrewsbury, NJ 07702

Louis A. Cannon, M.D.                     25 Hunters Ridge
                                          Saginaw, MI 48603

Cardiva S.L.                              c/o Ignacio Vega
                                          48073 Bilbao
                                          Vizcaya,
                                          Spain

            Investors                                Addresses

Della L. Cass and Timothy R. Cass, as     c/o Dean Witter
trustee under the Cass Family Living      1400 Del Monte Center
Trust Agreement                           Monterey, CA 93940

Christopher U. Cates, M.D.                315 Riverhall Court
                                          Atlanta, GA 30350

Cathex Co., Ltd.                          Yoyogi NT Bldg. 2-28-7
                                          Yoyogi Shibuya-ku
                                          Tokyo 00151
                                          Japan

Bert E. Coates                            1021 5th Street West
                                          Kirkland, VA 98033

Victor E. Corrigan                        5655 Peachtree Dunwoody Rd.
                                          Atlanta, GA 30343

Couderay Partners                         c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Don Crawford                              1021 5th Street West
                                          Kirkland, VA 98033

E. John deBeer                            5 Harvard Street
                                          Marblehead, MA 01945

Delaware Charter Guarantee &
Trust TTEE FBO Michael Stillabower
IRA

James L. DellaGatta                       28595 Rancho Del Sol
                                          Laguna Niguel, CA 92677

Marc A. DiGeronimo                        196 Whalon Street
                                          Fitchburg, MA 01420

International Life Science Partners       Centennial Towers, Suite 305
                                          2454 West Bay Road
                                          Grand Cayman, Cayman Islands
                                          Attn: Jean-marc Lesieru

Justin Duckworth                          15 Ringmer Avenue, Fulham, London,
                                          U.K. SW6 SLP

Frank Feist                               Stein Str. 9
                                          Munich, Germany

            Investors                                Addresses

Arnoldo Fiedotin                          1818 W. Wesley Rd. NW
                                          Atlanta, GA 30327

Ellen Flamm                               1158 5th Avenue, #9
                                          New York, NY 10029

Frank Walker and Claire Walker            260 Cayney Lane, Apt. 211
                                          Newport Beach, CA 92663-1613

Nick Fravala                              4255 Plateau Road
                                          Reno, NV 89509

Getz Bros. Co., Ltd.                      Sumitome Seimei Aoyama
                                          Bldg. 3-1-30 Minami-Aoyama
                                          Minato-ku Tokyo
                                          107-0062
                                          Japan
                                          Attention:  Paul Bond

Global Capital Advisors GMBH              c/o Mr. Eric Achtmann
                                          Franevsettc 28
                                          D-80469
                                          Munich, Germany

Global Venture Advisors GMBH              Jarrholzweg 1 D-82284
                                          Grafrath, Germany
                                          422 Catharine Street
David D. Goltra, Sr. and Phyllis Goltra   Philadelphia, PA 19147

William J. Gore                           13310 Foxmoor Trail
                                          Cleveland, OH 44026

Clyde C. Greco                            P.O. Box 11427
                                          Santa Rosa, CA 95406

Clyde C. Greco, Jr.                       c/o Law Offices of Greco & Traficante
                                          350 West Ash St., Suite 850
                                          San Diego, CA  92101

Daniel Julian Green                       5 Kingstown Street, London, NWI  8JP
                                          UK

Frank G. Groenewegen                      c/o Cardiologic GmbH
                                          Rotwandweg 5A
                                          82024 Taaufkirchen
                                          82024
                                          Germany

            Investors                                Addresses

Dr. Max Guntersdorfer                     Melakstr. AZ
                                          Goafing 85567
                                          Germany

Harris Venture Partners LLC               c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle St., Suite 400
                                          Chicago, IL 60602

Health Reform Technology, L.P.            Attn:  Lloyds Bank PLC
                                          1 Legg Street
                                          Chelmsford Essex
                                          United Kingdom

Michael R. Henson                         2 Via Presea
                                          Coto de Caza, CA 92679

Michael R. Henson, TTEE Henson Family     2 Via Presea
Trust, 1/8/87                             Coto de Caza, CA 92679
                                          Attention: Henson Family Trust,
                                          1/8/97

Robert Hilekes                            c/o Dennis Doss
                                          Doss & Page
                                          Suite 210
                                          1920 Main Street
                                          Irvine, CA  92614-7223

Fred Holubow                              c/o Harris Aortic Partners
                                          2 North La Salle, Suite 400
                                          Chicago, IL 60602

Irving B. Harris, TTEE of the Irving B.   c/o Patricia Lanigan - Fund
Harris Revocable Trust                    Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Irving Harris Foundation                  c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Jack R. Polsky, TTEE of the Jack Polsky   c/o Patricia Lanigan - Fund
Investment Trust                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

            Investors                              Addresses

JAIC - Henson MedFocus Fund, LLC

Pierre Hochuli                            Av. Beassive 72 B-1640
                                          Rhode St.
                                          Geneva, Switzerland

Donald E. Jansen, M.D.                    35 Sherington Place
                                          Atlanta, GA 30350

Christopher A. Jasin                      4303 Talmadge Road #201
                                          Toledo, OH 43623

Jerome Kahn Jr., TTEE of the Jerome       c/o Patricia Lanigan - Fund
Kahn, Jr. Revocable Trust                 Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Paul K. Joas                              c/o Dain Bosworth, Inc.
                                          P.O. Box 1160
                                          Minneapolis, MN 55440

Graeme Johnson                            Flat 6 4 Audley Square
                                          London, United Kingdom

Margot Kahn                               c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Martin Kallen                             1 Woburn House,
                                          Whinghill Court
                                          Cross Road, Ascot
                                          Berks SL5 9RU
                                          United Kingdom

Harriet R. Karesh

Richard B. Kasdan, M.D.                   541 Linden Lane
                                          Pittsburgh, PA 15208

Jack Bing Wah Ken and Betty Ken Trust     1345 Brandt Road
(DTD 5/04/89)                             Hillsborough, CA 94010

            Investors                                Addresses

William D. Knopf                          5665 Peachtree Dunwoody Rd.
5665 Peachtree Dunwoody Rd.               Atlanta, GA 30342
Atlanta, GA 30342                         Attention: Atlanta Cardiology Group

Kroll Family Trust                        c/o Stephen Kroll
3591 Courtside Circle                     3591 Courtside Circle
Huntington Beach, CA 92649                Huntington Beach, CA 92649

Andre Kuch                                Pognerstrasse 25
                                          8A379
                                          Munich, Germany

James Ladner                              Gartenstrasse 10
                                          Zurich, Switzerland CH 8002
                                          Attention: RP & C Intl. - Zurich
                                          Representative Office

Nicholas J. Lembo                         900 Oakdale Road
                                          Atlanta, GA 30307

Craig A. Lillibridge                      5352 Jackman Road
                                          Toledo, OH 43613

Lincoln Trust Co. Custodian
FBO Gareld W. Anderson, IRA

Lincoln Trust Company, Custodian
FBO S.Richard Denardo, IRA

William J. Livingston                     1400 Santiago Drive
                                          Newport Beach, CA 92660

Lushan Venture Consult GMBH               Oberfeldallee 8
                                          Ginnwald D-82031
                                          Germany

            Investors                                Addresses

Mach Capital L.P.                         EFG Reads Trust Co. Limited
                                          Att. Jonathan Buesnel
                                          No. 1 Seaton Place
                                          PO Box 641
                                          St. Helier, Jersey JE4 8YJ
                                          Channel Islands
                                          U.K.

Mach II Limited Partnership               EFG Reads Trust Co. Limited
                                          Att. Jonathan Buesnel
                                          No. 1 Seaton Place
                                          PO Box 641
                                          St. Helier, Jersey JE4 8YJ
                                          Channel Islands
                                          U.K.

Peter Martin                              c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Paul McCormick                            28482 Rancho Grande
                                          Laguna Niguel, CA 92677

W. Gary McCord Jr.                        9163 Cedar Ridge Drive
                                          Granite Bay, CA 95746

Peter Melhado                             530 Fifth Avenue, 25th Floor
                                          New York, NY 10036

Michigan Cardiology Investments, LLC

MicroValue AG                             c/o Mr. Goran Lukic
                                          Muhlebachstrasse 54
                                          Zurich, Switzerland 8008

Mitchell Dann TTEE M. Dann & Co., Inc.    4020 W. Lake Creek Drive
Profit Sharing Plan                       Jackson, WY 83001

Laura and Ken Morse                       36 Commonwealth Avenue
                                          Boston, MA 02116-3104

HBM BioVentures (Cayman) Ltd.             Centennial Towers, Suite 305
                                          2454 West Bay Road
                                          Grand Cayman, Cayman Islands
                                          Attn: Jean-marc Lesieru

            Investors                                Addresses

Jeffrey O'Donnell                         126 Rossmore Drive
                                          Malvern, PA 19355

Gunnar M. Pah                             c/o CARDIOMED
                                          Raiffeisenallee 6
                                          82041 Deisenhofen

Paine Webber FBO David H. Talbot
Rollover IRA

James W. Paul                             2512 Via Sanchez
                                          Palos Verdes Estates, CA 90274

Jill T. Pearson                           27812 Ruisenor
                                          Mission Viejo, CA 92692

David E. Pejsa                            8529 Elkrun Drive
                                          Clarkston, MI 48348

James J. Pelts                            c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Polaris Partners, L.P.                    530 Fifth Avenue, 25th Floor
                                          New York, NY 10036
                                          Attention: Mr. Peter Melhado

Polytechnos Medical Devices Ltd.          P.O. Box 431 13-15
                                          Victoria Road St. Peter Port
                                          Guernsey, Channel Islands
                                          United Kingdom GY1 3ZD
                                          Attention:  Mr. Peter I. Gillson

Matthew Powers                            c/o Weil Gotshal & Manges LLP
                                          201 Redwood Shores Parkway
                                          Redwood Shores, CA 94065

Ronald Lee Rahal                          3433 Darlington
                                          Toledo, OH 43606

Noel Rahn                                 225 South Sixth Street
                                          Suite 3355
                                          Minneapolis, MN 55402
                                          333 South Hope Street

Philip Reimann                            Kuglmullerstr. 78
                                          Muenchen, Germany 80638

            Investors                                Addresses

Michael Resnick                           c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Resolute Partners                         106 Vine Avenue
                                          Highland Park, IL 60035

Gregory P. Riehle                         58 Widewater
                                          Hilton Head, SC 29926

Rotonda Foundation (f.k.a. Irving         c/o Patricia Lanigan - Fund
Harris Foundation A)                      Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Roxanne H. Frank Trust                    c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Kenneth Rusk                              2360 Gradwohl
                                          Toledo, OH 43617

Charles Sallah                            4303 Talmadge Road #201
                                          Toledo, OH 43623

Dr. Christian Schneider                   Lerchenweg 6
                                          Eching lammersee
                                          Munich, Germany 82279

Dr. Anton E. Schrafl                      Talstrasse 83
                                          Zurich, Switzerland 8001

Tammy L. Shemak                           1236 East Meadow Drive
                                          Oregon, OH 43616

Hirohisa Shinzaki                         2-14-1 Hijirgaoka Tama City
                                          Tokyo, Japan

Stuart L. Silverman, M.D.                 314 Schenley Road
                                          Pittsburgh, PA 15213

John F. Somers                            111 North Drive
                                          Amherst, NY 14226

            Investors                                Addresses

Gregg W. Stone                            21 Wyckham Hill Lane
                                          Greenwich, CT 06831-3049

Steven Strausbaugh                        7367 Kings Park
                                          Toledo, OH 43617

Gregory D. Sullivan                       122 Liberty Bell Circle
                                          Weymouth, MA 02189-2154

Swartz Family Limited Partnership #4      c/o Andrew Schenker
                                          40 Marguette Drive
                                          Smithtown, NY 11787

John B. Talbot, M.D.                      1186 Beechwood Court
                                          Pittsburgh, PA 15206

Jeffrey Thiel                             8 Thornapple
                                          Laguna Niguel, CA 92677

Marc Tilman                               Vossenbergstraat 39
                                          Hasselt
                                          B-3500

Stuart J. Toporoff, M.D.                  5665 Peachtree Dunwoody
                                          Atlanta, GA 30342
                                          Attention: Atlanta Cardiology Group

Virginia H. Polsky Trust                  c/o Patricia Lanigan - Fund
                                          Administrator
                                          2 North LaSalle Street
                                          Suite 400
                                          Chicago, IL 60602

Gerard von Hoffman                        3 Via Presea
                                          Coto de Caza, CA 92679

Warren G. McCord TTEE, Warren G. McCord   4 Aikahi Loop
Rev. Lvg. Tr. UA dated 4/6/84             Kailua, HI 96734
                                          Attention: W. G. McCord Revocable
                                          Living Trust dated 4/6/84

Branco Weiss                              Hallwystrasse 71
                                          Zurich, Switzerland CH-8036
                                          Attention: Sekretariat

Gary N. Wilner                            2349 Wood Path Lane
                                          Highland Park, IL 60035-2045

Steven J. Yakubov                         2234 Onandaga Drive
                                          Columbus, OH 43221

David R. Young                            604 St. James Place
                                          Newport Beach, CA 92663

                                   SCHEDULE II

                                 Major Investors

                           aventic AG

                           Cathex Co.

                           International Life Science
                           Partners

                           Getz Bros. Co., Ltd.

                           Michael Henson

                           Healthforum Opportunities

                           Irving B. Harris, TTEE of the
                           Irving B. Harris Revocable
                           Trust

                           MicroValue AG

                           MVI Medical Venture

                           William Livingston

                           Polytechnos Medical Devices

                           Robin Hood NV

                           Branco Weiss

                    Investors with Nominee/Observation Rights

                          HBM BioVentures (Cayman) Ltd.

                                   Aventic AG

                           DrKB Life Science Partners

                           (Kleinwort Benson Limited)

                                  MicroValue AG

                           Polytechnos Medical Devices
                                      Ltd.